FOR IMMEDIATE RELEASE

   March 13, 2006

   Contact:   Rosemarie Faccone
                    Susan Jordan
                   732-577-9997

UNITED MOBILE HOMES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, March 13, 2006…...........United Mobile Homes, Inc. (AMEX:UMH) announced the acquisition on March 10, 2006, of Weatherly Estates I, a 271-space manufactured home community in Lebanon, Tennessee, for a total purchase price of approximately $5,200,000.  With this purchase, UMH now owns 28 manufactured home communities consisting of approximately 6,400 sites.

Samuel A. Landy, President, stated, “The operation of Weatherly Estates I will fit in nicely with our existing Tennessee communities.  This well-located family community near Nashville is a welcome addition to our portfolio.”

United Mobile Homes, Inc. is a publicly-owned real estate investment trust whose primary business is the ownership and operation of manufactured home communities.  The Company owns and operates twenty-eight manufactured home communities located in New York, New Jersey, Pennsylvania, Ohio and Tennessee.   In addition, the Company owns a portfolio of REIT securities.  UMH has been in operation since 1968, operating as a public company since 1985.

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